	General Electric Company			Exhibit 99

(in millions)	2011	2010	2009
Revenue
GE Capital, as reported	$45,730	$46,422	$48,906
Add: GECS only Continuing Operations (a)	3,351	3,459	2,912
GE Capital, as adjusted	$49,081	$49,881	$51,818

Corporate items & eliminations, as reported	$7,584	$19,123	$17,871
Less: GECS only Continuing Operations (a)	(3,351)	(3,459)	(2,912)
Corporate items & eliminations, as adjusted	$4,233	$15,664	$14,959

Segment Profit
GE Capital, as reported	$6,549	$3,158	$1,325
Add: GECS only Continuing Operations (a)	(117)	(135)	(148)
GE Capital, as adjusted	$6,432	$3,023	$1,177

Corporate items & eliminations, as reported	$(359)	$(1,105)	$(593)
Less: GECS only Continuing Operations (a)	117	135	148
Corporate items & eliminations, as adjusted	$(242)	$(970)	$(445)

	December 31
(in millions)	2011	2010	2009
Assets
GE Capital, as reported	$552,514	$565,337	$597,877
Add: GECS only Continuing Operations (a)	30,819	27,543	27,539
GE Capital, as adjusted	$583,333	$592,880	$625,416

	2011
	First	Second	Third	Fourth
(in millions)	Quarter	Quarter	Quarter	Quarter
Revenue
GE Capital, as reported	$12,211	$11,626	$11,148	$10,745
Add: GECS only Continuing Operations (a)	830	817	870	834
GE Capital, as adjusted	$13,041	$12,443	$12,018	$11,579

Corporate items & eliminations, as reported	$5,325	$983	$816	$460
Less: GECS only Continuing Operations (a)	(830)	(817)	(870)	(834)
Corporate items & eliminations, as adjusted	$4,495	$166	$(54)	$(374)

Segment Profit
GE Capital, as reported	$1,805	$1,655	$1,467	$1,622
Add: GECS only Continuing Operations (a)	(37)	(62)	(14)	(4)
GE Capital, as adjusted	$1,768	$1,593	$1,453	$1,618

Corporate items & eliminations, as reported	$2,456	$(747)	$(717)	$(1,351)
Less: GECS only Continuing Operations (a)	37	62	14	4
Corporate items & eliminations, as adjusted	$2,493	$(685)	$(703)	$(1,347)

	2011
(in millions)	March 31	June 30	Sept. 30	Dec. 31
Assets
GE Capital, as reported	$559,716	$570,716	$571,275	$552,514
Add: GECS only Continuing Operations (a)	27,851	28,505	30,271	30,819
GE Capital, as adjusted	$587,567	$599,221	$601,546	$583,333

	2010
	First	Second	Third	Fourth
(in millions)	Quarter	Quarter	Quarter	Quarter
Revenue
GE Capital, as reported	$11,793	$11,782	$11,101	$11,746
Add: GECS only Continuing Operations (a)	840	850	853	916
GE Capital, as adjusted	$12,633	$12,632	$11,954	$12,662

Corporate items & eliminations, as reported	$5,015	$4,286	$4,570	$5,252
Less: GECS only Continuing Operations (a)	(840)	(850)	(853)	(916)
Corporate items & eliminations, as adjusted	$4,175	$3,436	$3,717	$4336

Segment Profit
GE Capital, as reported	$570	$743	$818	$1,027
Add: GECS only Continuing Operations (a)	(68)	(9)	(38)	(20)
GE Capital, as adjusted	$502	$734	$780	$1,007

Corporate items & eliminations, as reported	$(104)	$264	$140	$(1,405)
Less: GECS only Continuing Operations (a)	68	9	38	20
Corporate items & eliminations, as adjusted	$(36)	$273	$178	$(1,385)

	2010
(in millions)	March 31	June 30	Sept. 30	Dec. 31
Assets
GE Capital, as reported	$595,123	$567,155	$574,436	$565,337
Add: GECS only Continuing Operations (a)	27,897	28,757	28,625	27,543
GE Capital, as adjusted	$623,020	$595,912	$603,061	$592,880

(a)	GECS only Continuing Operations were previously reported in Corporate items and eliminations and primarily comprise our run-off insurance operations.